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                                                                    Exhibit 3.25

                          COMMONWEALTH OF PENNSYLVANIA

                               DEPARTMENT OF STATE

                                  MAY 17, 2002

                TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:


                 CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.

     I, C Michael Weaver, acting Secretary of the Commonwealth of Pennsylvania do hereby certify that the foregoing and annexed is a true and correct photocopy of Articles of Incorporation and all Amendments which appear of record in this department

     IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary's Office to be affixed, the day and year above written.

[SEAL]

                                                /s/ C. Michael Weaver
                                                -----------------------------
                                         ACTING Secretary of the Commonwealth
                                                                         TCHI

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Microfilm Number ______________                Filed with the Department of

Entity Number 2734222                          State on JAN 17 1997

COMMONWEALTH OF PENNSYLVANIA                   /s/ [ILLEGIBLE]
   DEPARTMENT OF STATE                         --------------------------------
    CORPORATION BUREAU                         Secretary of the Commonwealth

                            ARTICLES OF INCORPORATION
                                       OF
                 CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.

     In compliance with the requirements of Section 1306 of the Business Corporation Law of 1988, Act of December 21, 1988 (P.L. 1444, No. 177), as amended (15 Pa.C.S. Section 1306), the undersigned, desiring to incorporate a domestic business corporation, hereby state(s) that:

     1. CORPORATE NAME. The name of the Corporation is Casella Waste Management of Pennsylvania, Inc.

     2. REGISTERED OFFICE. The address of the Corporation's initial registered office in this Commonwealth is 435 Sixth Avenue, Pittsburgh, Allegheny County, Pennsylvania 15219.

     3. BUSINESS CORPORATION LAW OF 1988. The Corporation is incorporated under the provisions of the Business Corporation Law of 1988.

     4. STOCK. The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000 shares of Common Stock, no par value.

     5. PERSONAL LIABILITY OF DIRECTORS AND OFFICERS. (a) LIMITATION ON LIABILITY OF DIRECTORS. To the fullest extent that the laws of the Commonwealth of Pennsylvania, as now in effect or as hereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director.

     (b) OFFICERS: STANDARD OF CARE AND PERSONAL LIABILITY. An officer of the Corporation shall perform his duties as an officer in good faith, and in a manner he reasonably believes to be in the best interests of the Corporation, so long as his performance does not constitute self-dealing, willful misconduct or recklessness. A person who so performs his duties shall not be liable by reason of having been an officer of the Corporation. The provisions of this paragraph
(b) shall not apply to (i) the responsibility or liability of an officer pursuant to any criminal statute or (ii) the liability of an officer for the payment of taxes pursuant to Federal, State or local law.

     (c) NATURE AND EXTENT OF RIGHTS. The provisions of this Article 5 shall be deemed to be a contract with each director and officer of the Corporation who serves as such at any time while this Article 5 is in effect, and each director and officer shall be deemed to be so serving in reliance on the provisions of this Article 5. Any amendment or repeal of this Article 5 or adoption of any bylaw or

[SEAL]

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[SEAL]

4. (STRIKE OUT IF A LIMITED PARTNERSHIP): Such change was authorized by the Board of Directors of the corporation.

     IN TESTIMONY WHEREOF, the undersigned corporation or limited partnership has caused the statement to be signed by a duly authorized officer thereof this 7 day of May 2001.

                                   Casella Waste Management of Pennsylvania Inc.
                                      (Name of Corporation/Limited Partnership)

                                   BY:  /s/ [ILLEGIBLE]
                                       -----------------------------------
                                                   (Signature)

                                TITLE: Vice President Treasurer

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provision of the Articles of Incorporation of the Corporation which has the effect of increasing director or officer liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a director or officer prior thereto.

     6.   INCORPORATOR. The name and address of the incorporator are as follows:
Carol A. Soltes 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219.

     7. AMENDMENT OF ARTICLES. The Corporation reserves the right to amend these Articles of Incorporation to the extent and in the manner now or hereafter permitted by statute, and all rights conferred on shareholders herein or by statute are subject to amendment pursuant to the law in effect at the time of the amendment.

     IN TESTIMONY WHEREOF, the incorporator has signed these Articles of Incorporation this 17th day of January, 1997.

                                                        /s/ Carol A. Soltes
                                                        ------------------------
                                                        Carol A. Soltes

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